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CUSIP NO. 909 15K 100              SCHEDULE 13D                Page 7 of 8 Pages


                                                                       Exhibit A





                                    AGREEMENT

                  The undersigned agree that this Amendment to Schedule 13D dated October 23, 2000 relating to the Common Stock of Champps Entertainment, Inc. shall be filed on behalf of the undersigned.




                        /s/ Timothy R. Barakett
                        -------------------------------------------------------
                        Timothy R. Barakett


                        ATTICUS QUALIFIED PARTNERS, L.P.

                        By:  /s/ Timothy R. Barakett
                             ---------------------------------------------------

                             Timothy R. Barakett,
                             Managing Member of Atticus Holdings, L.L.C.,
                             General Partner of Atticus Qualified Partners, L.P.